Exhibit 3.1

ROSS MILLER Secretary of State	STATE OF NEVADA	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Certified Copy

December 19, 2013

Job Number:                    C20131219-1705

Reference Number:

Expedite:

Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20130828703-34	Stock Split	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Jason Hataway Certificate Number: C20131219-1705 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

*090301*

ROSS MILLER	*090301*
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

	Filed in the office of	Document Number
20130828703-34
Filing Date and Time
Certificate of Change Pursuant to NRS 78.209	Ross Miller	12/19/2013 11:26 AM
	Secretary of State	Entity Number
	State of Nevada	C4776-1985

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

Vapor Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

250,000,000 shares of Common Stock. $0.001 par value per share, 1,000,000 shares of Preferred Stock. $0.001 par value per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

50,000,000 shares of Common Stock, $0.001 par value per share. 1,000,000 shares of Preferred Stock, $0.001 par value per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The change affects the Common Stock. The change is a 1 for 5 reverse stock split of the Common Stock. One share of Common Stock will he issued after the exchange for five shares of Common Stock issued.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares of Common Stock shall be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional)	Date:	December 27, 2013	Time:	12:01 AM

8. Signature: (required)	(must not be later than 90 days after the certificate is filed)

X	Chief Financial Officer
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split
Revised. 8-31-11